Exhibit 99.4

Shea Development Corp. Completes

Acquisitions of Riptide Software, Inc. and Bravera, Inc.

DALLAS, Texas - July 18, 2007 - Shea Development Corp., (OTCBB:SDLP), (“Shea”) an emerging leader in the business process management (“BPM”) and content delivery space, today announced that it has completed the acquisitions of Riptide Software, Inc. (“Riptide”) and Bravera, Inc. (“Bravera”) and has completed a financing transaction to accelerate the continued growth and support of Shea.

“This funding allows us to complete the mergers of Riptide and Bravera and provides the combined company a solid foundation to accelerate the key initiatives of our growth strategy,” said Frank Wilde, Chairman and Chief Executive Officer of Shea. “We will continue to execute a strategy of organic growth and profitable acquisitions to capitalize on the growing demand within the BPM and content management industries.”

Shea announced the proposed acquisitions of Riptide and Bravera in April 2007. Both companies extend Shea’s capabilities in the rapidly growing BPM market and add world-class customers to the combined company.  Riptide has a strong track record of delivering mission-critical, zero-defect solutions on custom, mid-to-large-scale software systems for government and commercial customers.  With an on demand delivery platform that is unique to the BPM industry, Bravera provides a robust suite of BPM and content management solutions that deliver rapid deployments, significant returns on investments and faster work flow capabilities.

Phil Loeffel, CEO of Riptide further commented, “With the acquisitions now complete, we have broadened Shea’s presence in the BPM market by delivering complex, leading-edge technology solutions which leverage the companies’ joint customer base, consulting resources and product development capabilities.  Shea’s strategy and road map will provide our customers with significant long-term competitive advantages.”

Chris Watson, President of Bravera noted, “Over the past two years, we have witnessed more mission critical business solutions moving into the on demand delivery model. We believe that Shea’s business solutions, coupled with our on demand delivery model, are unique to the market and will enable us to deliver greater value to our customers.”

Mr. Wilde added, “Industry analysts project that IT organizations will increasingly turn to on demand software offerings to meet their mission critical business needs.  For the most complex deployments, this will require a combination of expert knowledge, a complete BPM software solution and consulting expertise to guide customers through the implementation and expansion phases of deployments. These acquisitions are evidence that we will continue to augment our product offerings to improve Shea’s ability to compete in this rapidly growing market.”

About Shea Development Corp.

Shea develops BPM software solutions to integrate, assemble and optimize available IT assets to drive business process productivity, reliability and security. Shea is in the process of developing an innovative, enterprise class business integration platform that incorporates proven integration technologies with next generation capabilities into a real-time, on-demand solution that delivers a unique combination of efficiency, agility and control. Shea is an emerging leader in this industry and has a commitment to deliver tangible business value to its customers. Shea serves customers in the commercial and utility markets as well as federal government, and civilian and military agencies through its subsidiaries, Information Intellect, Inc., Bravera, Inc. and Riptide Software, Inc. and has offices located in Marietta, Georgia, Reston, Virginia, Orlando, Florida and Fort Worth, Texas.

About Bravera

Bravera products provide organizations with affordable, easy to deploy and support solutions that scale to large enterprise requirements. Bravera clients include commercial and government accounts in all sectors of the economy. Bravera solutions address the problems of tracking, distributing, and processing paperwork. Bravera partners with leading service providers to implement its suite of software products. Bravera products are ready to be installed and are available both commercially and on the GSA schedule.

About Riptide Software

Riptide maintains a staff of recognized experts in their respective fields, utilizing the latest in industry hardware, software and development techniques to transform the “impossible” into “reality.” Riptide was CMMI Certified, level 3 in November of 2006 based on a Standard CMMI Based Appraisal Method for Process Improvement (SCAMPI).  Riptide utilizes object-oriented and component-based development techniques to produce elegant, reliable and cost effective solutions. Riptide technology strengths feature large-scale 3 tier architectures and Service Oriented Architectures employing state-of-the-art graphical user interfaces showcasing the latest in .NET, Java, and web-enabled technologies.   Riptide specializes in providing enterprise level turn-key solutions to the United States Army and Department of Defense, commercial customers in the hospitality industry and interactive multimedia instruction for multiple applications.

FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements that are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or future financial performance and involve known and unknown risks and uncertainties that may cause actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “forecast,” “may,” “will,” “could,” “should,” “anticipate,” “expect,” “plan,” “believe,” “potential” or other similar words indicating future events or contingencies.

Some of the effects that could cause actual results to differ from expectations are: a lack of Shea operating history; the uncertainty of success of our acquisition strategy to grow the Company; uncertainty of our ability to successfully integrate the acquired companies into Shea; dependence upon the  federal, state and local agencies and industries and companies which experience volatility in funding budgets and sales cycles that may be lengthy and unpredictable; uncertainty of product development and acceptance; changes in the information technology spending trends; the uncertainty that the combined companies’ prospective sales pipeline will result in final contracts; the potential changes in the buying decision makers during a customer purchasing cycle; the complexities in scope and timing for finalization of contracts; the fluctuations in product delivery schedules; uncertainty of ability to compete effectively in a new market; the uncertainty of profitability and cash flow of Shea; intellectual property rights and dependence on key personnel; economic conditions; the continued impact of threatened terrorist attacks, global instability and potential U.S. military involvement; the competitive environment and other trends in the business process automation and content delivery markets; the effects of inflation; changes in laws and regulations; changes in the company’s business plans; interest rates and the availability of financing; liability, legal and other claims asserted against the company; labor disputes; and the company’s ability to attract and retain qualified personnel.

For a discussion of these and other risk factors, see the company’s Current Report on Form 8-K filed on March 8, 2007 and its Quarterly Report on Form 10-QSB for the three months ended March 31, 2007. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. Shea operates in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on Shea’s business or events described in any forward-looking statements. Shea disclaims any obligation to publicly update or revise any forward-looking statements after the date of this press release to conform them to actual results.

Contacts:

Rich Connelly

Shea Development Corp

(469)954-9581

rconnelly@infointellect.com

Stacie Bosinoff, stacie@blueshirtgroup.com

Todd Friedman, todd@blueshirtgroup.com

The Blueshirt Group

(415) 217-7722